Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of Applied Genetic Technologies Corporation of our report dated September 13, 2017, relating to the financial statements and the financial statement schedule of Applied Genetic Technologies Corporation, appearing in the Annual Report on Form 10-K of Applied Genetic Technologies Corporation for the year ended June 30, 2017.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Raleigh, North Carolina

May 30, 2018